                                                                      EXHIBIT 23



                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------



We consent to the incorporation by reference in (i) Registration Statement No. 33-73900 of Roberds, Inc. on Form S-8, (ii) Registration Statement No. 33-81086 of Roberds, Inc. on Form S-8, (iii) Registration Statement No. 33-79182 of Roberds, Inc. on Form S-8, (iv) Registration Statement No. 33-97262 of Roberds, Inc. on Form S-8, (v) Registration Statement No. 333-19903 of Roberds, Inc. on Form S-8, (vi) Registration Statement No. 333-43977 of Roberds, Inc. on Form S-8, (vii) Registration Statement No. 333-37829 of Roberds, Inc. on Form S-8 and
(viii) Registration Statement No. 333-87641 of Roberds, Inc. on Form S-8 of our report dated February 25, 2000 (which expresses an unqualified opinion and includes explanatory paragraphs describing uncertainties relating to bankruptcy proceedings and matters that raise substantial doubt about the Company's ability to continue as a going concern) appearing in this Annual Report on Form 10-K of Roberds, Inc. for the year ended December 31, 1999.



DELOITTE & TOUCHE LLP
Dayton, Ohio
February 25, 2000




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                 ROBERDS, INC. 1999 ANNUAL REPORT ON FORM 10-K
                                 Page 127 of 128